UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2022 (October 19, 2022)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew Blank as a Class A Director

On October 19, 2022, the Board of Directors of AMC Networks Inc. (the “Company”) expanded the size of the Board of Directors from 14 directors to 15 directors and appointed Mr. Matthew C. Blank to serve as a member of the Board. In accordance with the Company’s Amended and Restated Certificate of Incorporation, Mr. Blank was designated as a director to be elected by the holders of Class A Common Stock.

Mr. Blank was the Interim Chief Executive Officer of the Company from September 2021 until September 2022. Mr. Blank was an advisor to Showtime Networks, Inc. ("Showtime") from January 2018 to December 2018, after serving as Chairman of Showtime from January 2016 to December 2017. Prior to that, Mr. Blank served as Chief Executive Officer of Showtime from 1995 through 2015 and President and Chief Operating Officer of Showtime from 1993 through 1995, after serving as Executive Vice President of Marketing, Creative Services and Public Affairs from 1988 to 1992. Prior to joining Showtime, Mr. Blank served over 12 years in various roles at Home Box Office, Inc. ("HBO"), leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank currently serves as a director of Cumulus Media, Inc. and CuriosityStream Inc. and served as a senior advisor to The Raine Group, LLC from September 2020 to September 2021. He currently serves as an advisor to D and Z Media Acquisition Corp. Mr. Blank previously served on the board of directors of Madison Square Garden Entertainment Corp. from April 2020 to September 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020.

There were no arrangements or understandings between Mr. Blank and any other person pursuant to which Mr. Blank was selected as a director.

Employment Agreement with James G. Gallagher, Executive Vice President and General Counsel

On October 19, 2022, the Company entered into a new employment agreement with its Executive Vice President and General Counsel, James G. Gallagher (the “Employment Agreement”), which became effective October 19, 2022 (the “Effective Date”). The Employment Agreement provides for Mr. Gallagher’s continued employment as Executive Vice President and General Counsel of the Company through December 31, 2025 with a minimum annual base salary of $850,000 (subject to annual review and potential increase in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”)) and an annual target bonus opportunity equal to 100% of actual salary dollars paid during the applicable year, in the discretion of the Compensation Committee. The Employment Agreement provides that it is expected that Mr. Gallagher will continue to participate in the Company’s long-term equity and other incentive programs with annual grants of cash and/or equity awards with a target value of not less than $2,500,000, as determined by the Compensation Committee. Mr. Gallagher remains eligible for the Company’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The Committee will review Mr. Gallagher’s compensation package annually and may, in its discretion, increase his compensation as a result of such review. Effective as of the Effective Date, the Company will reimburse Mr. Gallagher for reasonable car service fees incurred to commute between his home and the Company’s offices. Mr. Gallagher will also be granted a one-time signing bonus in the amount of $30,000, which will become payable no later than 60 days following the Effective Date.

If, prior to December 31, 2025, Mr. Gallagher’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the Employment Agreement) or (ii) by Mr. Gallagher for Good Reason (as defined in the Employment Agreement) other than if Cause exists then, subject to Mr. Gallagher’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Mr. Gallagher), the Company will provide Mr. Gallagher with the following benefits and rights:

a.a cash severance payment in an amount equal to not less than two times the sum of Mr. Gallagher’s annual base salary and annual target bonus as in effect at the time of termination of employment;
b.a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation

Committee in its discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance;
c.each of Mr. Gallagher’s outstanding long-term cash incentive awards and performance-based restricted stock unit awards will immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards will be to the same extent that other similarly situated executives receive payment for such awards as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);
d.each of Mr. Gallagher’s outstanding restricted stock and restricted stock unit awards (other than the Special Equity Award, as defined in the Employment Agreement) will continue to vest in accordance with their original vesting schedule (subject to the satisfaction of any applicable performance criteria);
e.each of Mr. Gallagher’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of such option or award; and
f.continued coverage for himself and his eligible dependents under the Company’s group health, dental and vision plans for a period of two years (or until he is eligible for comparable coverage under the plans of a subsequent employer) following the date of termination.

If Mr. Gallagher dies after a termination of employment, which triggers the benefits and rights set forth in the above clauses (a) through (f), Mr. Gallagher’s estate or his beneficiaries will be paid any remaining benefits and rights under the above clauses (a) through (f).

If Mr. Gallagher ceases to be an employee of the Company prior to December 31, 2025 as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to Mr. Gallagher’s execution of a severance agreement (other than in the case of death), the Company will pay Mr. Gallagher (or his estate or beneficiary) the benefits and rights set forth in clause (b) above and each of Mr. Gallagher’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

Mr. Gallagher will be entitled to receive the benefits and rights set forth in clauses (b) through (f) upon his termination of employment without Good Reason during his service as Executive Vice President and General Counsel, subject to Mr. Gallagher’s execution and effectiveness of a severance agreement, and contingent upon Mr. Gallagher providing the Company with at least four months advance written notice of his intent to so terminate his employment and such written notice specifying an effective date of termination no sooner than January 1, 2024.

The Employment Agreement contains certain covenants by Mr. Gallagher, including a non-competition agreement that restricts his ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company, if he is terminated prior to December 31, 2025.

If any payment due under the Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Mr. Gallagher either (a) the amount of that payment or (b) the maximum amount that could be paid to Mr. Gallagher without the imposition of the excise tax, depending on whichever amount results in Mr. Gallagher receiving the greater amount of after-tax proceeds.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit with its Quarterly Report for the period ended September 30, 2022.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	October 20, 2022	By:	/s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary